EXHIBIT 21.1

                           DEVCON INTERNATIONAL CORP.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements





Antigua Cement, Ltd.
Antigua Development and Construction, Ltd.
Antigua Heavy Constructors, Ltd.
Antigua Masonry Products, Ltd.
Bahamas Construction and Development, Ltd.
Bouwbedrijf Boven Winden, N.V.
Bouwbedrijf Boven Winden (Saba), N.V.
Bouwbedrijf Boven Winden (St. Eustatius), N.V.
Caribbean Cement Carriers, Ltd.
Caribbean Construction and Development, Ltd.
Caribbean Heavy Construction, Ltd.
Caribbean Masonry Products, Ltd.
Cramer Construction, N.V.
Crown Bay Marina Joint Venture I
Devcon Caribbean Purchasing Corp.
Devcon Crown Bay II Corp.
Devcon Crown Bay Corp.
Devcon Masonry Products (BVI), Ltd.
Island Drilling and Blasting, Inc.
Marco, Inc.
M21 Industries, Inc.
Proar Construction Materials Company, N.V.
Puerto Rico Crushing Company, Inc.
Seaward Shipping & Dredging Co., Ltd.
Societe des Carriers de Grand Case, S.A.R.L.
St. Martin Block, S.A.R.L. V.I.
Cement and Building Products, Inc.